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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2005

AMERIPRISE FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32525 (Commission File Number)	13-3180631 (IRS Employer Identification No.)
707 2nd Avenue South Minneapolis, Minnesota (Address of principal executive offices)	55474 (Zip Code)

Registrant's telephone number, including area code: (612) 671-3131

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement.

        On August 24, 2005, the Board of Directors of American Express Company ("American Express") approved the spin-off (the "Spin-off") of its financial advisors business through the distribution of 100% of the shares of Ameriprise Financial, Inc. (formerly, American Express Financial Corporation) (the "Company"), to the American Express shareholders. Further information concerning the Spin-off and related matters is contained in the Company's Registration Statement on Form 10, as amended, filed with the Securities and Exchange Commission on August 19, 2005. In connection with the approval of the Spin-off by the American Express Board of Directors (the "AXP Board"), the Company entered into certain agreements described in more detail below.

Separation and Distribution Agreement

        On August 24, 2005, the Company entered into a Separation and Distribution Agreement with American Express (the "Separation Agreement"). The Separation Agreement contains the key provisions relating to the spin-off of the Company's financial advisors business from American Express. It describes the allocation of assets and liabilities between the parties and the procedures to be followed in connection with the distribution. Pursuant to the Separation Agreement, the Company and American Express have agreed that each company will generally be liable for, obligated to perform and fulfill, and indemnify the other company for all liabilities arising out of the ownership or use of its respective assets and the operation of its respective business, whether arising prior to, on or after the Spin-off date.

Compensatory Arrangements for Mr. Cracchiolo

        On August 24, 2005, after review of market data and recommendation by the Compensation and Benefits Committee of the AXP Board (the "AXP Compensation and Benefits Committee"), the AXP Board approved certain compensatory arrangements for James Cracchiolo who is Chairman and Chief Executive Officer of the Company. In addition, on August 24, 2005, taking into consideration relevant market data and the recommendation by the AXP Compensation and Benefits Committee, the AXP Board has determined that it will recommend certain other compensatory arrangements for approval by the Compensation and Benefits Committee of the Board of Directors of the Company (the "Ameriprise Compensation and Benefits Committee") that the Company would grant and pay out to Mr. Cracchiolo in connection with the Spin-off. Each element of the compensatory arrangements is conditioned on the Spin-off occurring during 2005.

  Existing American Express Company Long-Term Incentive Awards

        Existing Stock Options.    On and after the Spin-off date, Mr. Cracchiolo's stock options to purchase American Express common stock that would be vested as of December 31, 2005 will remain options to purchase American Express common stock and will continue to be governed by the terms and conditions set forth in the stock option agreements under which they were granted, including adjustments to reflect the Spin-off. On the Spin-off date, or as soon as reasonably practical thereafter, the Ameriprise Compensation and Benefits Committee is expected to substitute Mr. Cracchiolo's options to purchase American Express common stock that would be unvested as of December 31, 2005 with options to purchase Company common stock in accordance with the terms of the Employee Benefits Agreement, to be entered into by the Company and American Express on or about the Spin-off date (the "Employee Benefits Agreement"). These substituted options will be governed by the terms and conditions of the Ameriprise Financial 2005 Incentive Compensation Plan (the "Ameriprise Incentive Compensation Plan"), which is expected to be adopted by the Company on the Spin-off date.

        Existing Restricted Stock.    On and after the Spin-off date, Mr. Cracchiolo's restricted shares of American Express common stock will remain restricted shares of American Express common stock and will be governed by the terms and conditions set forth in the award agreements under which they were granted, including adjustments to reflect the Spin-off.

        Existing Portfolio Grants.    On the Spin-off date, the Company will assume all obligations of American Express with respect to Mr. Cracchiolo's Portfolio Grant awards in accordance with the terms of the Employee Benefits Agreement. Portfolio Grant awards are long-term performance incentive awards, the payments of which depend on a formula based on American Express' earnings per share, revenue and return on equity results, and American Express' total shareholder return compared to the return of the S&P Financial Index for a three-year period. The awards will be adjusted as necessary to reflect appropriate financial and stock incentive objectives and grids for the respective performance periods in light of the Spin-off and the assumption of the awards by the Company.

  New Ameriprise Long-Term Incentive Awards

        The AXP Board has determined that it will recommend to the Ameriprise Compensation and Benefits Committee that the long-term incentive awards described below be granted to Mr. Cracchiolo by the Company on the Spin-off date, or as soon as practical thereafter. The awards would be governed by the terms and conditions of the Ameriprise Incentive Compensation Plan.

        New Ameriprise Stock Option.    The AXP Board has determined that it will recommend to the Ameriprise Compensation and Benefits Committee that the Ameriprise Compensation and Benefits Committee make a one-time grant to Mr. Cracchiolo of a 10-year nonqualified stock option to purchase Company common stock (the "Ameriprise Option"). Using an expected option life and other necessary assumptions, the Ameriprise Option would have a Black-Scholes value of $7,138,463 (i.e., 23.2% of the value of the underlying Company common stock). As a reference, the Black-Scholes value would be $10,400,000 (i.e., 33.8% of the value of the underlying Ameriprise common stock) if the maximum option life of ten years were assumed instead. The number of shares that would underlie the Ameriprise Option can be calculated by dividing $7,138,463 by the product of the fair market value of a share of Company common stock on the grant date and the applicable Black-Scholes factor of 23.2%. The Ameriprise Option would vest at the rate of 25 percent on each of the first four anniversaries of the date of grant.

        New Ameriprise Restricted Stock.    The AXP Board has determined that it will recommend to the Ameriprise Compensation and Benefits Committee that the Ameriprise Compensation and Benefits Committee make a one-time grant to Mr. Cracchiolo of restricted shares of Company common stock with a value of $3,500,000 ("Ameriprise Restricted Stock Award"). The actual number of shares of Company common stock covered by the Ameriprise Restricted Stock Award will be determined using the fair market value of Company common stock on the date of grant. These restricted shares would vest at the rate of 25 percent on each of the first four anniversaries of the date of grant and may be subject to performance conditions set by the Ameriprise Compensation and Benefits Committee.

        New Ameriprise Portfolio Grant.    The AXP Board has determined that it will recommend to the Ameriprise Compensation and Benefits Committee that the Ameriprise Compensation and Benefits Committee make a one-time grant to Mr. Cracchiolo of a Portfolio Grant award with a target value of $510,000, which would be subject to performance conditions set by the Ameriprise Compensation and Benefits Committee.

  Completion/Retention Awards

        The AXP Board has determined that it will recommend to the Ameriprise Compensation and Benefits Committee that the following completion/retention awards be granted to Mr. Cracchiolo on the Spin-off date, or as soon as reasonably practical thereafter. Such recommendation is subject to a determination by the Chairman and Chief Executive Officer of American Express and the satisfaction of certain agreed upon performance conditions. The awards would be governed by the terms and conditions of the Ameriprise Incentive Compensation Plan.

        Completion/Retention Cash Award.    Mr. Cracchiolo would receive a cash award of up to $3,500,000. Fifty percent of such award would vest on the date of grant. The remaining 50 percent of such award would vest six months thereafter, provided that Mr. Cracchiolo remains employed through such date and that certain performance conditions that may be set by the Ameriprise Compensation and Benefits Committee have been satisfied.

        Completion/Retention Restricted Stock Award.    Mr. Cracchiolo would receive a grant of restricted shares of Company common stock with a value of up to $1,500,000 (the "Completion/Retention Stock Award"). The actual number of shares covered by the Completion/Retention Stock Award will be determined using the fair market value of Company common stock on the date of grant. Such Completion/Retention Stock Award would vest 25 percent on each of the first four anniversaries of the date of grant, provided certain performance conditions that may be set by the Ameriprise Compensation and Benefits Committee have been satisfied.

Item 8.01    Other Events.

        The Company's Chairman and Chief Executive Officer, James Cracchiolo, has nominated, in consultation with American Express Company, Richard F. Powers III to serve on the Company's Board of Directors. Mr. Powers, together with the other director nominees identified in the Company's Registration Statement on Form 10, as amended, filed with the Securities and Exchange Commission on August 19, 2005, will be presented to the Company's sole stockholder, American Express Company, for election effective as of the date of the Spin-off.

        Mr. Powers, age 59, is retired, having most recently served as an Advisory Director of Morgan Stanley beginning in 2003 and a Trustee of the Van Kampen Funds since 1998. From 2001 to 2002, Mr. Powers was President of the Morgan Stanley Investment Management Client Group, and concurrently served as President and Chief Executive Officer of Van Kampen Investments Inc., a position he held beginning in 1998. Prior to that, he was Executive Vice President and Director of Marketing for the Morgan Stanley Dean Witter brokerage business. Mr. Powers is a member of the board of trustees of Boston College and Co-Chairman of its Wall Street Council and is a Trustee of the Pearl Harbor Museum Fund. His past board service includes Dean Witter, Inc., Dean Witter Financial Services Group, Dean Witter Realty Corp., and Nations Securities.

Item 9.01 Financial Statements and Exhibits.

  (c)
  Exhibits.

Exhibit 10.1	Separation and Distribution Agreement between American Express Company and Ameriprise Financial, Inc., dated August 24, 2005.
Exhibit 10.2	Letter sent by American Express Company to Mr. Cracchiolo.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIPRISE FINANCIAL, INC. (REGISTRANT)
	By:	/s/ JOHN C. JUNEK Name: John C. Junek Title: Executive Vice President and General Counsel
DATE: August 30, 2005

AMERIPRISE FINANCIAL, INC.

CURRENT REPORT ON FORM 8-K

Report Dated August 24, 2005

Exhibit No.	Description

Exhibit 10.1	Separation and Distribution Agreement between American Express Company and Ameriprise Financial, Inc., dated August 24, 2005.
Exhibit 10.2	Letter sent by American Express Company to Mr. Cracchiolo.

QuickLinks

  Item 1.01 Entry Into a Material Definitive Agreement.
  Item 8.01 Other Events.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURE
AMERIPRISE FINANCIAL, INC. CURRENT REPORT ON FORM 8-K Report Dated August 24, 2005